Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-225798) pertaining to the Amended and Restated 2016 Equity Incentive Plan, 2018 Stock Option and Incentive Plan, and 2018 Employee Stock Purchase Plan of Eidos Therapeutics, Inc. of our report dated April 15, 2019, with respect to the financial statements of Eidos Therapeutics, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Redwood City, California

April 15, 2019